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                    U.S. Securities and Exchange Commission

                            Washington, D.C.  20549

                                   Form 8-K

                                Current Report

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): Dec. 23, 1998 (Dec. 8, 1998)

                  CLARITI TELECOMMUNICATIONS INTERNATIONAL LTD.
                  ---------------------------------------------
                Exact name of Registrant as specified in charter


     Delaware                    33-90344                     23-2498715
     -------------------------------------------------------------------
   (State or other             (Commission                  (IRS Employer
   jurisdiction of             File Number)                 Identification
   incorporation)                                           Number)


     1341 North Delaware Avenue, Philadelphia, Pennsylvania    19125
     ---------------------------------------------------------------
     (Address of principal executive offices)                (Zip Code)


                                215-425-8682
                                ------------
           (Registrant's telephone number, including area code)



(Former name or former address, if changed since last report) Not applicable
                                                              --------------
















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Item 1.  Changes in Control of Registrant

     On November 5, 1998, Clariti Telecommunications International, Ltd. ("Clariti") entered into a Share Exchange Agreement with GlobalFirst Holdings, Ltd. ("GlobalFirst"), a corporation formed under the laws of the United Kingdom, and a group of international investors represented by Chadwell Hall Holdings, Ltd. ("CHH"), a corporation formed under the laws of the British Virgin Islands.

     On December 8, 1998, pursuant to the terms of the Share Exchange Agreement, Clariti issued to CHH 76,571,500 shares of its restricted common stock in exchange for 100% of the outstanding capital stock of GlobalFirst. Also pursuant to the Share Exchange Agreement:
     - Clariti sold to CHH 5,228,571 shares of its restricted common stock for $9,150,000, and
     - Clariti sold to CHH's designee, Corporate and Legal Nominees, Ltd. ("CLN"), a corporation formed under the laws of the United Kingdom, 6,199,929 shares of its restricted common stock for $10,850,000.
Such 88,000,000 total shares of Clariti common stock issued to CHH and CLN represent 79% of the Company's outstanding common stock (75% on a fully-diluted basis).

     Prior to execution of the Share Exchange Agreement, Clariti's Chairman and CEO, Peter S. Pelullo, owned 21% of Clariti's then outstanding common stock (20% on a fully diluted basis).

     Pursuant to the terms of the Share Exchange Agreement, Clariti's Board of Directors elected The Lord Simon Clanmorris, President of GlobalFirst, to serve as a director on Clariti's Board of Directors. The Share Exchange Agreement also provides for two additional individuals to be appointed to Clariti's Board of Directors, one to be designated by CHH and one to be designated by a majority of Clariti's Board of Directors as it existed at the time the Share Exchange Agreement was executed. Neither of these additional directors has been elected as of the date hereof.


Item 2. Acquisition or Disposition of Assets.

     As described in Item 1 above, on December 8, 1998, pursuant to the terms of the Share Exchange Agreement, Clariti issued to CHH 76,571,500 shares of Clariti's restricted common stock in exchange for 100% of the outstanding capital stock of GlobalFirst. The terms of the Share Exchange Agreement were negotiated between the parties on an arms-length basis.

     GlobalFirst has operating subsidiaries and businesses located throughout Europe involved with business and residential telecom services including transatlantic fiber optic voice and data transmission (through its virtual private telecom network), prepaid mobile phones, prepaid phone cards and 123 fully owned and licensed public communications centers in England, France, Italy, Spain and Germany. GlobalFirst's current operations are generating revenue at an annualized rate of approximately $100 million. Clariti plans to operate its existing digital voice paging operations as a separate subsidiary. The combined companies will continue to be known as Clariti Telecommunications International, Ltd.








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Item 7. Financial Statements and Exhibits

(a)  Financial Statements

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after December 23, 1998.

(b)  Pro Forma Financial Information

     As of the date of filing this Current Report on Form 8-K, it is impracticable for the Company to provide the pro forma financial information required by Item 7(b)(2). In accordance with Item 7(b) of Form 8-K, such financial information shall be filed by amendment to this Form 8-K no later than 60 days after December 23, 1998.

(c)  Exhibits

2 Share Exchange Agreement dated November 5, 1998 between Clariti Telecommunications International, Ltd., GlobalFirst Holdings, Ltd. and Chadwell Hall Holdings, Ltd.

3(i) Amendment to Articles of Incorporation of Clariti Telecommunications
     International, Ltd.

99 Press release dated December 8, 1998 announcing the completion of Clariti Telecommunications International, Ltd.'s acquisition of 100% of the outstanding stock of GlobalFirst Holdings, Ltd.
























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                                 Signature
                                 ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 CLARITI TELECOMMUNICATIONS
                                                 INTERNATIONAL, LTD.
                                                 (Registrant)

December 23, 1998

                                                 By: s/James M. Boyd, Jr.
                                                     --------------------
                                                     James M. Boyd, Jr.
                                                     Vice President of Finance
                                                     and Chief Accounting
                                                     Officer